EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 6, 2007 by and among, XTX Energy Inc., a Nevada corporation (the “Buyer”) and Rothschild Trust Holdings, LLC, a Florida Limited Liability Company, Leigh Rothschild, an individual residing in the State of Florida, Adam Bauman, an individual residing in the State of New York and Neal Lenarsky, an individual residing in the State of California (Rothschild Trust Holdings, LLC, Leigh Rothschild, Adam Bauman and Neal Lenarsky are individually referred to herein as the “Seller” and collectively referred to herein as the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers own certain assets and intellectual property; and

WHEREAS, the Buyer wishes to purchase or acquire from the Sellers and the Sellers wish to sell, assign and transfer to the Buyer, the assets and related intellectual properties itemized on Exhibit A upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

DEFINITIONS

The terms defined below, whenever used in this Agreement (including the Exhibits and Schedules attached hereto), shall have the respective meanings indicated below for all purposes of this Agreement.  All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

Affiliate:  of a Person shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.  “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, or otherwise.

Agreement:  shall have the meaning provided in the first paragraph, above.

Applicable Law:  shall mean all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

Assets:  shall have the meaning provided in Section 1.1.

Bill of Sale; Assignment and Assumption:  shall have the meaning provided in Section 4.3.

Buyer: shall mean XTX Energy, Inc., a Nevada corporation, and any of its successors and assigns.

Buyer Indemnitees:  shall have the meaning provided in Section 7.1(a).

Closing:  shall have the meaning provided in Section 2.1.

Closing Date:  shall have the meaning provided in Section 2.1.

Code:  shall mean the Internal Revenue Code of 1986, as amended.

Collateral Documents:  shall mean the Bill of Sale and the Intellectual Property Assignments.

Confidential Information:  shall mean any information (in any form whatsoever) concerning the Assets and each Seller’s business and affairs that is not already generally available to the public.

Consent:  shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

Contract:  shall mean all agreements and contracts related to each Seller’s Assets, whether oral or written.

Governmental Approval:  shall mean any Consent of, with or to any Governmental Authority.

Governmental Authority:  shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision, thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

Indemnified Party: shall have the meaning provided in Section 7.1(c).

Indemnifying Party:  shall have the meaning provided in Section 7.1(c).

Intellectual Property:  shall mean any and all United States and foreign:  (a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, all of the goodwill in all of the foregoing, and registrations and applications for registration thereof; (c) all rights of copyright, copyrightable subject matter (including software) and registrations thereof throughout the world for the full term thereof including all renewals; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) mask work and other rights and registrations thereof; (f) software; (g) intellectual property rights similar to any of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) relating to the Sellers’ Intellectual Property itemized on Exhibit A contemplated for Buyer’s business.

Intellectual Property Assets:  shall have the meaning provided in Section 3.1.10(a).

Intellectual Property Assignments:  shall have the meaning provided in Section 4.3.

IRS:  shall mean the Internal Revenue Service.

Knowledge:  shall mean the actual knowledge of the relevant Person after due inquiry.

Lien:  shall mean any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting, trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

Material Adverse Effect:  shall mean a materially adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of Seller or Buyer, as the case may be.

Person:  shall mean any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

Sellers:  shall mean Rothschild Trust Holdings, LLC, a Florida limited liability company, Leigh Rothschild, Adam Bauman and Neal Lenarsky.

Seller Indemnitees:  shall have the meaning provided in Section 7.1(b).

Tax:  shall mean any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any and all interest and penalties thereon and additions thereto, whether disputed or not and including any obligation to assume or succeed to the Tax liability of any other Person.

Treasury Regulations: shall mean the United States income Tax regulations (including temporary regulations) promulgated by the IRS.

ARTICLE I

SALE AND PURCHASE OF THE ASSETS

1.1

Assets.  Subject to the terms, conditions and qualifications set forth herein and for the consideration set forth in Article II hereof, Sellers agree to convey, transfer, assign and deliver to the Buyer at the Closing all of each Seller’s right, title and interest in and to the Seller’s Intellectual Property described on Exhibit A herein (including, without limitation, all goodwill associated with Seller’s permits, claims, work in process), the Intellectual Property Assets, the Confidential Information, any and all rights of the Sellers under Contracts entered into by each Seller relating to the Assets (the foregoing items are collectively referred to herein as the “Assets”). The Assets transferred pursuant to this Agreement shall be sold and conveyed to the Buyer free and clear of all Liens or Encumbrances of any nature or description.  The Assets are described as follows:  (a)  pending patent titled Leigh-10 (U.S. Appl. No. 11/373,322; filed March 10, 2006) owned by Rothschild Trust Holdings, LLC together with any intellectual property progeny of Leigh-10 and associated trademarks, including but not limited to codes; (b) the domain names: publoot.com, publoot.biz, publoot.info, publoot.name, publoot.mobi, publoot.net, publoot.org, publoot.tv, publoot.us, publoot.ws, squiglee.name, squiglee.us, squiglee.tv and squiglee.ws, owned by Adam Bauman; (c) the domain names:  pubmine.com, pubmine.net, pubmine.org, pubmine.biz, pubmine.info, pubmine.us, pubmine.mobi, pubmine.tv, pubmine.ws, pubmine.name, pubminers.com, publute.com, publewt.com, moolahpub.com, moolapub.com, atomicguppy.com, atomicguppy.biz, atomicguppy.net, atomicguppy.org and atomicguppie.com, owned by Leigh Rothschild; and (d) the domain names:  atomicguppy.info, atomicguppy.us, atomicguppy.mobi, atomicguppy.tv, atomicguppy.ws and atomicguppy.name, owned by Neal Lenarsky.

ARTICLE II

THE CLOSING

2.1

Date.  The closing of the sale and purchase of the Assets (the “Closing”) shall take place on March 9, 2007 or on such date as all the parties hereto may agree in writing (the “Closing Date”), but in no event later than fifteen (15) business days from the date of this Agreement.

2.2

Consideration.  In consideration of the sale, assignment, conveyance and delivery by the Sellers of the Assets to Buyer pursuant to the terms and conditions of this Agreement on the Closing Date, the Buyer shall issue an aggregate of One Hundred Forty Two Million (142,000,000) shares of its common stock (the "Shares") on a restricted basis to the Sellers or their designees as set forth on Schedule 2.2.

2.3

Allocation of Purchase Price.  The consideration referenced in Section 2.2, above (and any and all other capitalized costs), shall be allocated among the Assets in accordance with an allocation schedule to be prepared by the Buyer in accordance with Section 1060 of the Code, which allocation shall be binding upon the Buyer and the Sellers.  The Buyer shall deliver such allocation to the Sellers within sixty (60) days after the Closing Date.  The parties hereto and their Affiliates will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation prepared by the Buyer.  The Sellers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the Buyer may reasonably request to prepare such allocation.  None of the parties hereto shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by Applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of the Sellers.  Each Seller represents, warrants and covenants to the Buyer as follows:

3.1.1

Authorization, etc.  The Seller has the power and authority to execute and deliver this Agreement and each of the Collateral Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Seller of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite legal actions.  The Seller has duly executed and delivered this Agreement and each of the Collateral Documents to which it is a party.  This Agreement is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

3.1.2

Organization.  Rothschild Trust Holdings, LLC is a Florida limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

3.1.3

No Conflicts, etc.  The execution, delivery and performance by the Seller of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to the Seller, or the Assets, (ii) the legal authority of the Seller, or (iii) any Contract or other contract, agreement or other instrument to which the Seller or any Affiliate thereof is a party or by which the Seller may be bound or affected.  Except as set forth in Schedule 3.1.3, no Governmental Approval or other Consent is required to be obtained or made by the Seller in connection with the execution and delivery of this Agreement and the Collateral Documents or the consummation of the transactions contemplated hereby and thereby.

3.1.4

Compliance with Laws; Governmental Approvals and Consents.

(a)

The Seller has complied in all material respects with all Applicable Laws applicable to the Assets and/or the operation thereof; and the Seller has not received any written notice alleging any conflict, violation, breach or default of or with respect to any such laws.

(b)

All Governmental Approvals and Consents necessary for, or otherwise material to the Assets have been duly obtained and are in full force and the Seller is in compliance with each of such Governmental Approvals and Consents held by it with respect to the Assets.

3.1.5

Assets.  The Seller has good title to all the Assets free and clear of any and all Liens.

3.1.6

Contracts.  The Seller has delivered to the Buyer complete and correct copies of any and all contracts, documents and related materials, together with all amendments thereto pertaining to the Assets.

3.1.7

Litigation.  There is no action, claim, suit, or proceeding pending or threatened against or relating to the Assets.  There is no action, claim, suit, or proceeding pending or, to the Knowledge of the Seller, threatened, against or relating to the transactions contemplated by this Agreement or any of the Collateral Documents or the Assets, except for a threatened action against Messrs. Rothschild and Bauman as set forth in correspondence dated February 5, 2007, to each, a copy of which is attached hereto under Schedule 3.1.7, and incorporated herein by reference.

3.1.8

Brokers, Finders, etc.  All negotiations relating to this Agreement, the Collateral Documents, and the transactions contemplated hereby and thereby, have been carried on without the participation of any Person acting on behalf of the Seller or any of its Affiliates in such manner as to give rise to any valid claim against the Buyer for any brokerage or finders’ commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to the Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or the Collateral Documents.

3.1.9

Disclosure.  No representation or warranty by the Seller contained in this Agreement or in any Collateral Document, and no certificate, schedule, list, report, instrument, or other document furnished to the Buyer pursuant hereto or thereto or in connection with the transactions contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

3.1.10

Intellectual Property.

(a)

Title.  Exhibit A contains a correct list of all Intellectual Property that is owned by the Seller and used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Seller’s conveyance of the Intellectual property contemplated by this Agreement (the “Intellectual Property Assets”).  The Seller is the sole owner all of the Intellectual Property Assets, free from any Liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.  The Intellectual Property Assets comprise all of the Intellectual Property necessary to conduct and operate the proposed business contemplated by the Seller and Buyer.

(b)

Transfer.  Immediately after the Closing, the Buyer will own or otherwise have the right to use all the Intellectual Property Assets, free from any Liens.

(c)

No Infringement.  The Intellectual Property Assets of the Seller does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property.  None of the Intellectual Property Assets is being infringed or otherwise used or available for use, by any other Person.

(d)

No Intellectual Property Litigation.  Except as set forth under Section 3.1.7 above, no claim or demand of any Person has been made nor is there, to the knowledge of Seller, any proceeding that is pending or threatened, nor is there a reasonable basis therefor, that (i) challenges the rights of the Seller and/or the Seller in respect of any Intellectual Property Assets, (ii) asserts that the Seller is infringing or otherwise in conflict with, or is, required to pay any royalty, license fee, charge or other amount, with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement concerning any Intellectual Property Assets.  None of the Intellectual Property Assets is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation, whether or not resolved in favor of the Seller.

(e)

Use.  There are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Buyer’s right to use the Intellectual Property Assets being conveyed by the Seller under this Agreement.

3.1.11

Tax Returns and Payments.  The Buyer shall not become liable for any Tax liability of the Seller or the Seller or any of its Affiliates as a result of the consummation of the transactions contemplated by this Agreement and/or the Collateral Documents.

3.1.12

Investment.

(a)

Seller is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

(b)

Seller acknowledges that the Shares are being acquired solely for the account of Seller and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  The Seller does not intend to dispose of all or any part of the Shares except in compliance with the provisions of the Act and applicable state securities laws, and understands that the Shares are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.

(c)

Seller hereby agrees that the Buyer may insert the following or similar legend on the face of any certificates evidencing the Shares if required in compliance with the Securities Act or state securities laws:

"These securities have not been registered under the Securities Act of 1933, as amended ("Act"), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issue that an exemption from registration under the act and any applicable state securities laws is available."

3.2

Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Sellers as follows:

3.2.1

Authorization, etc.  The Buyer has the power and authority to execute and deliver this Agreement and each of the Collateral Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Buyer of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action of the Buyer.  The Buyer has duly executed and delivered this Agreement and each of the Collateral Documents to which it is a party.  This Agreement is a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

3.2.2

Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

3.2.3

No Conflicts, etc.  The execution, delivery and performance by the Buyer of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to the Buyer, or (ii) the certificate of incorporation or by-laws of the Buyer.  No Governmental Approval or other Consent is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement and the Collateral Documents or the consummation of the transactions contemplated hereby and thereby.

3.2.4

Disclosure.  No representation or warranty by the Buyer contained in this Agreement or in any Collateral Document to which it is a party, and no certificate, schedule, list, report, instrument, or other document furnished by the Buyer to the Seller pursuant hereto or in connection with the transactions contemplated hereby or thereby, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

3.2.5

Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of shareholders.

3.2.6

Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock of the Buyer (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Buyer) is set forth in Schedule 3.2.6.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid.  Except as disclosed in Schedule 3.2.6, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Buyer is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  There are no anti-dilution or price adjustment provisions contained in any security issued by the Buyer (or in any agreement providing rights to security holders).  The issue and sale of the Shares will not obligate the buyer to issue shares of Common Stock or other securities to any Person (other than the Seller) and will not result in a right of any holder of Buyer securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.2.7

SEC Reports; Financial Statements.  The Buyer has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials (together with any materials filed by the Buyer under the Exchange Act, whether or not required) being collectively referred to herein as the "SEC Reports" and, together with this Agreement and the Schedules to this Agreement, the "Disclosure Materials") except as set forth on Schedule 3.2.7.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  All material agreements to which the Buyer is a party or to which the property or assets of the Buyer is subject are included as part of or specifically identified in the SEC Reports.

3.2.8

Material Orders.  At Closing, the Buyer shall have no liabilities.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or in Schedule 3.2.8, (i) there has been no event, occurrence or development that, to the Buyer's knowledge, individually or in the aggregate, has had or that would result in a Material Adverse Effect to the Buyer, (ii) the Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Buyer's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Buyer has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Buyer has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Buyer has not issued any equity securities or incurred any liability or obligation direct or contingent, for borrowed money, or entered into any transaction other than in the ordinary course of business.

3.2.9

Absence of Litigation.  There is not action, suit, claim, proceeding, inquiry or, to the Buyer's knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer that could, individually or in the aggregate, have a Material Adverse Effect.

3.2.10

Compliance.  The Buyer is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Buyer), nor has the Buyer received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

3.2.11

Tax Matters.

(a)

Except as set forth on Schedule 3.2.11:

(i)

Buyer has (x) timely filed (or there has been filed on its behalf) all tax returns required to be filed by it (taking into account valid extensions) and all tax returns are true and correct, (y) paid (or there has been paid on its behalf) in full all taxes required to be paid by it, and (z) established (or there has been established on its behalf) in its October 31, 2006 financial statements reserves that are adequate for the payment of any taxes not yet due and payable.  Since October 31, 2006, Buyer has not incurred any liability for taxes other than in the ordinary course of business, consistent with past practice;

(ii)

No deficiency for any taxes has been proposed, asserted or assessed against Buyer that has not been reserved for or paid in full.  No waiver, extension or comparable consent given by Buyer regarding the application of the statute of limitations with respect to any taxes or tax return is outstanding, nor is any request for any such waiver or consent pending;

(iii)

There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to taxes or any tax returns of Buyer now pending, and Buyer has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to taxes or any tax returns;

(b)

At or prior to Closing, Buyer shall file required tax returns for the taxable year ended October 31, 2006 and there shall be no tax liability due or owed for such fiscal  year.  Other than any tax returns, which have not yet been required to be filed, Buyer has made available to Seller true and correct copies of the United States federal tax return and any state, local or foreign tax return for the taxable year ended October 31, 2004, and October 31, 2005.

3.2.12

Employee Benefit Plans.  The Buyer does not have any employee benefit plans (including, but without limitation, profit sharing and wealth or benefit plans), or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

3.2.13

Political Contributions.  Buyer has not directly or indirectly, at any time, made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law.

3.2.14

Trademarks.  Buyer possesses no trademarks, service marks, copyrights, patient rights, trade secrets or other confidential information material to the conduct of its business.

3.2.15

No Violation.  Buyer is not subject to any UCC liens in any jurisdiction which the Buyer has materials assets.

ARTICLE IV

OBLIGATIONS OF SELLERS AT CLOSING

At the Closing, each Seller will deliver to the Buyer the following:

4.1

Resolutions.  Copies of the corporate resolutions and shareholder resolutions necessary to authorize the execution, delivery and performance of this Agreement and the applicable Collateral Documents by the Seller.

4.2

Consents.  Copies of (i) all Governmental Approvals required to be obtained by the Seller and/or the Seller’s agents in connection with the execution and delivery of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby and (ii) all Consents (including, without limitation, all Consents required under any Contract) necessary to be obtained in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby.

4.3

Transfer Documents.  All documents, certificates and agreements necessary to transfer to the Buyer good and marketable title to the Assets, free and clear of any and all Liens thereon, including without limitation, a bill of sale, assignment and general conveyance, in form and substance reasonably satisfactory to the Buyer, dated the Closing Date, and assignments with respect to the Intellectual Property Assets (including a general Intellectual Property assignment, a trademark assignment and an assignment of patent and patent applications; collectively, the “Intellectual Property Assignments”).

4.4

Intellectual Property Opinion Letter.  An opinion of counsel to Sellers opining to the filing of relevant patent applications for the Assets with the U.S. Patent Office, such opinion in a form reasonably satisfactory to the Buyer.

ARTICLE V

OBLIGATIONS OF BUYER AT CLOSING

At the Closing, the Buyer will deliver to the Sellers the following:

5.1

Resolutions.  Copies of the corporate resolutions necessary to authorize the execution, delivery and performance of this Agreement and the applicable Collateral Documents by the Buyer.

5.2

Certificate of Good Standing.  Certificate of Good Standing with respect to the Buyer from the state of incorporation of Buyer.

5.3

Opinion of Counsel.  An opinion of counsel in form reasonably satisfactory to the Seller.

5.4

Officers Certificate.  Buyer shall provide an officer’s certificate dated as of the Closing Date setting forth the fulfillment of certain conditions and provisions under this Agreement reasonably acceptable to Sellers.

5.5

Balance Sheet.  A balance sheet dated as of the Closing Date reflecting no Company liabilities.

ARTICLE VI

CONDITIONS PRECEDENT AND SUBSEQUENT

6.1

Conditions Precedent to Parties’ Obligations.  Each and every obligation of the Parties under this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

(a)

Approvals, Consents and Filing.  Any filing, approval or consent with or from any Governmental Authority, which is required in respect of the transactions provided for in this Agreement, shall have been made and obtained.

(b)

Action Against Consummation of Transaction.  No preliminary or permanent injunction, restraining order, or other order of any court, regulatory body or agency in any applicable jurisdiction which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action or proceeding to obtain such an order shall be pending or threatened.

(c)

Performance of Conditions, etc.  If any condition, obligation or covenant of the Sellers and/or the Buyer to be performed by them at or prior to the Closing set forth in this Article VI shall not have been fulfilled or performed by such time, each party hereto shall be released from all obligations under this Agreement.  Notwithstanding the foregoing, the parties hereto shall be entitled to mutually waive compliance with any of such conditions, obligations or covenants in whole or in part if they see fit to do so without prejudice to any of their rights of termination in the event of non-performance in whole or in part of any other condition, obligation, or covenant.

(d)

Bridge Financing.  At Closing Buyer shall receive proceeds from the sale of promissory notes and warrants to certain accredited investors (the “Bridge Financing”) in the aggregate amount up to  $400,000 less brokerage commissions of 8% and  an aggregate of $8,750 of legal, escrow and other expenses incurred in connection with the Bridge Financing.

(e)

Employment Agreements.  Adam Bauman and Leigh Rothschild shall have agreed to the employment agreements with the Buyer, the terms of such employment agreements substantially in the forms attached hereto and the agreements shall be executed at Closing.

(f)

Resignations of Officers and Directors and Appointment of New Directors.  The officers and directors of the Buyer shall provide resignations and appoint the designees of the Seller to serve as directors of the Buyer effective upon Closing, subject to the effectiveness of an Information Statement filed by the Buyer pursuant to Section 14(f) of the Securities Act of 1934 and SEC Rule 14f-1 for Notice of Change in the Composition of the Board of Directors.

(g)

Cancellation of Certain Shares of the Company’s outstanding shares of Common Stock.  Effective upon the Closing, J. Dean Burden shall return to the Buyer’s treasury approximately 68,929,220 shares of outstanding common stock of the Buyer held by J. Dean Burden, such shares to be canceled and reflected as authorized, but unissued.

(h)

SEC Reports.  Buyer shall file its quarterly report for the period ended January 31, 2007.

(i)

Tax Returns.  Buyer shall file its required tax returns for the fiscal year ended October 31, 2006.

(j)

Form 8-K.  The parties shall cause to be filed a Current Report on Form 8-K covering this Agreement and related transactions.

6.2

Conditions Subsequent.  The parties agree that an Information Statement shall be filed with SEC to authorize a reverse split of Buyers’ common stock of 1-for-20 within 30-days of Closing.

6.3

Conditions for Benefit of the Buyer.  The purchase and sale of the Assets by the Buyer is subject to the following conditions to be fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Buyer and may be waived in whole or in part by the Buyer in its sole discretion:

(a)

Truth of Representations and Warranties of the Sellers.  The representations and warranties of the Sellers contained in Section 3.1 shall be true and complete as of the Closing Date.

(b)

Performance of Agreements.  The Sellers shall have duly performed any and all obligations and covenants set forth hereunder to be performed by it at or prior to the Closing.

(c)

Deliveries to the Buyer.  The Buyer shall have received all of the items set forth in Article IV.

6.4

Conditions for the Benefit of the Sellers.  The purchase and sale of the Assets is subject to the following conditions to be fulfilled or performed at or prior to the Closing, which conditions are for the exclusive benefit of the Sellers and may be waived in whole or in part by the Sellers in their sole discretion:

(a)

Truth of Representations and Warranties of the Buyer.  The representations and warranties of the Buyer contained in Section 3.2 shall be true and complete as of the Closing Date.

(b)

Performance of Agreements.  The Buyer shall have duly performed any and all obligations and covenants set forth hereunder to be performed by it at or prior to the Closing.

(c)

Deliveries to the Sellers.  The Buyer shall have delivered or caused to be delivered to the Sellers and/or the Sellers’ agents the items set forth in Article V.

ARTICLE VII

INDEMNIFICATION

7.1

Indemnification.

(a)

By the Sellers.  Each Seller [except as provided under Section 7.1(a)(iii) below, which is limited to Leigh Rothschild and Adam Bauman] covenants and agrees to defend, indemnify and hold harmless the Buyer and its Affiliates, as well as their respective shareholders, officers, directors, employees, agents, advisers and representatives (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), resulting from, arising out of or in connection with:

(i)

any inaccuracy of any representation or warranty made by the Seller and/or the Seller herein or under any Collateral Document or in connection herewith or therewith;

(ii)

any failure of the Seller and/or the Seller to perform any covenant or agreement hereunder or under any Collateral Document or fulfill any other obligation in respect hereof or thereof; or

(iii)

any potential claim arising from Five Points Networks, Inc., inclusive of those described in the correspondences included under Schedule 3.1.7;

(b)

By the Buyer.  The Buyer covenants and agrees to defend, indemnify and hold harmless the Sellers and their respective officers, directors, employees, agents, advisers and representatives (collectively, the “Seller Indemnitees”) from and against, and pay or reimburse the Seller Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”) resulting from or arising out of:

(i)

any inaccuracy of any representation or warranty made by the Buyer herein or under any Collateral Document or in connection herewith or therewith; or

(ii)

any failure of the Buyer to perform any covenant or agreement made hereunder or under any Collateral Document or fulfill any other obligation in respect hereof or thereof;

(c)

Indemnification Procedures.  In the case of any claim asserted by a third party against a party entitled to indemnification under the Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expenses, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement.  Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.  In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand and the Indemnifying Parties shall remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by any such claim or demand to the fullest extent provided in this Section 7.1.  In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 7.1 and the records of each shall be available to the other with respect to such defense.

7.2

Survival of Representations and Warranties, etc.  All of the representations and warranties contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statute of limitations).

ARTICLE VIII

POST-CLOSING COVENANTS

8.1

Confidentiality.  Each Seller agrees that at all times after the Closing Date, except as relating to the operations of the Buyer, it shall not, directly or indirectly in any way utilize, disclose, copy, reproduce or retain in its possession any of the business records, Intellectual Property Assets or other Assets acquired by the Buyer hereunder.  Each Seller agrees and acknowledges that the restrictions contained in this Section 8.1 are reasonable in scope and duration, and are necessary to protect the Buyer.

8.2

Remedies.  If the Sellers directly or indirectly breach the covenants set forth in Section 8.1, the Buyer will be entitled to the following remedies: (a) damages from the Sellers, jointly and severally; and (b) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 8.1, it being agreed that money damages alone would be inadequate to compensate the Buyer and would be an inadequate remedy for such breach.  The rights and remedies provided herein are cumulative and not alternative.

8.3

Reverse Stock Split.  For a period of 12 months from the Closing Date, Sellers shall not authorize any stock split or recapitalizations except for a reverse split of Buyer’s outstanding common stock on the Closing Date of 1-for-20.

8.4

Issuance of Securities.  Except as otherwise contemplated under this Agreement and the agreements referenced under Sections 6.1(d) and 6.1(e), the Sellers shall not authorize the issuance of any additional securities of the Buyer for a period of six months from the Closing Date.

8.5

Further Assurances.  Following the Closing Date, each Seller shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement and in the Collateral Documents and render effective the consummation of the transactions contemplated hereby and thereby.

8.6

Use of Name.  After the Closing, neither Sellers nor any of their Affiliates shall do business under or use the name “Publoot”, “Atomic Guppy” or any confusingly similar trade, corporate and/or product name, except as otherwise related to the operations of Buyer.

ARTICLE IX

MISCELLANEOUS

9.1

Expenses.  Subject to the terms and provisions of this Agreement, the Sellers, on the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’, auditors’ and financing commitment fees) in connection with the preparation, execution and delivery of this Agreement and compliance herewith.

9.2

Severability.  If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

9.3

Notices.  All notices, requests, demands, waivers and other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by reputable, nationally recognized next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

(i)

if to the Sellers to:

Rothschild Trust Holdings, LLC

19333 Collins Avenue

Penthouse 2501

Sunny Isles Beach, FL  33150

Leigh Rothschild

19333 Collins Avenue

Penthouse 2501

Sunny Isles Beach, FL  33150

Adam Bauman

350 East 79th Street, #4D

New York, NY  10021-9203

Neal Lenarsky

543 North McCadden Place

Los Angeles, CA  90004-1027

with a copy to:

David A. Carter, P.A.

Attn:  David A. Carter, Esq.

1900 Glades Road, Suite 401

Boca Raton, Florida  33431

(ii)

if to the Buyer to:

XTX Energy , Inc.

2501 E. Commercial Blvd.

Suite 212

Fort Lauderdale, FL  33308

c/o J. Dean Burden

with a copy to:

Arnstein & Lehr LLP

Attn: Charles Pearlman, Esq.

200 E. Las Olas Boulevard

Suite 1700

Fort Lauderdale, FL  33301

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the date of such delivery, (x) if by certified or registered mail, on the fifth (5th) day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

9.4

Headings.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

9.5

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) the Collateral Documents (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

9.6

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

9.7

Governing Law, etc.  This Agreement shall be governed in all respects, including as to validity, under the laws of the State of Florida without giving effect to the conflict of laws rules thereof.  The Buyer and the Sellers hereby irrevocably submit to the jurisdiction of the courts of the State of Florida and the Federal courts of the United States of America located in the State of Florida, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court in Miami-Dade County, Broward County or Palm Beach County, Florida.  The Buyer and the Sellers hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.  Should it become necessary for any party to institute legal action or enforce the terms and conditions of this Agreement, the successful party will be entitled to reasonable attorneys’ fees and costs.

9.8

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and there respective successors and permitted assigns.

9.9

Assignment.  This Agreement shall be freely assignable or transferable by the Buyer to, and shall inure to the benefit of, and be binding upon any other corporate entity that shall succeed to the business presently being operated by the Buyer.  This Agreement shall not be assignable by the Sellers without the prior written consent of the Buyer.

9.10

No Third Party Beneficiaries.  Except as provided in Article VII with respect to indemnification of Indemnified Parties hereunder, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

9.11

Amendment; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.  The representations and warranties of the Seller and the Seller shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that the Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

9.12

Compliance with Securities Laws.  The Buyer and Seller shall use their best efforts to satisfy any and all obligations, and comply with any and all requirements, arising under applicable federal and state securities laws, as a result of the execution of this Agreement and the consummation of the transactions contemplated in this Agreement and/or the Collateral Documents.

9.13

Termination.  Either party may terminate this Agreement without penalty in the event that the Closing does not occur within fifteen (15) business days of the date of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

XTX ENERGY INC. a Nevada corporation

By:	/s/ J. Dean Burden
Name: J. Dean Burden
Title: President

SELLERS:

ROTHSCHILD TRUST HOLDINGS, LLC

By:	/s/ Leigh M. Rothschild
Name: Leigh M. Rothschild
Title:

/s/ Leigh M. Rothschild
Leigh M. Rothschild

/s/ Adam Bauman
Adam Bauman

/s/ Neal Lenarsky
Neal Lenarsky

EXHIBIT A

SCHEDULE 3.1.10

INTELLECTUAL PROPERTY ASSETS

Patent Properties

United States Patent Applications:

Appln. Serial No.	Title	Filing Date
blank
blank
blank

International and Other Foreign Patent Applications:

Country	Appl. Serial No.	Title	Filing Date
INTERNATIONAL
blank
blank

Trademarks

TRADEMARK	APP./REG. NO.	FILING/REG. DATE	CLASS/GOODS	STATUS
Blank
Blank
blank

All trademarks, service marks, trade dress, product packaging, motifs, designs, logos, product designations and names, slogans, trade and business names, including all good will associated therewith, and all similar intangible assets including, but not limited to, the following common law marks and all good will therein:

General:

All proprietary information, manuals, permits, claims, business and accounting records relating to the creation of the Assets, inventions, processes, designs, know-how, industrial models, technical information, manufacturing, engineering and technical drawings, product specifications, Confidential Information (as defined in the Asset Purchase Agreement) and all U.S. and foreign patents and all U.S. and foreign patent applications for inventions that may be based upon, relate to or include the formulae for the products listed below, any improvements thereof, including, without limitation, any and all divisions, continuations or continuations-in-part thereof, and any reissues or re-examinations thereof, and in and to any and all applications for patents filed in this or any foreign countries for said inventions or improvements thereof, including all priority rights, and any and all patents which may be granted in foreign countries therefore.

Copyrights

All rights of copyright, copyrightable subject matter (including software) and registrations thereof throughout the world for the full term thereof including all renewals, for all tangible things used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Buyer’s proposed business.

Other Intellectual Property

All other intellectual property developed by Seller to be used in contemplation of Buyer’s business, but not listed specifically herein.

2